016570| 003590|127C||4|057-423

NextWave WIRELESS

PO Box A3480 Chicago IL 60690-3480

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP		XXXXXX XX X
Holder ID		XXXXXXXXXX
Insurance Value		1,000,000.00
Number of Shares		123456
DTC	12345678	123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK COMMON STOCK

NextWave WIRELESS

Certificate Number
WWWW 00000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

NEXTWAVE WIRELESS INC

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 65337Y 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS AND OR RESTRICTIVE LEGENDS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

SHARES OF COMMON STOCK, PAR VALUE $0.001

NextWave Wireless Inc., transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

President and Chief Executive Officer

Secretary

NextWave Wireless Inc. CORPORATE SEAL DELAWARE 2006

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC.
(CHICAGO)
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- ....Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties	
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT ....Custodian (until age...)........... (Cust) (Minor) under Uniform Transfers to Minors Act.......... (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ________________________hereby sell, assign and transfer unto [ ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said interests on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________________20______________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.



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